Exhibit 23.1
Consent of independent registered public accounting firm
We hereby consent to the incorporation by reference in the Registration Statements on:
Form S-3 Nos: 333-146731, 333-146220, 333-155535 and 333-151397; and
Form S-8 Nos: 333-145108, 333-142109, 333-125827, 333-112967, 333-64476, 333-47350, 333-31666, 333-31634, 333-73119, 333-150208 and 333-158325
of JPMorgan Chase & Co. or its affiliates of our report dated February 24, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 24, 2010

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